EXHIBIT 4.2


                           FREMONT GENERAL CORPORATION
                         2006 PERFORMANCE INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

     THIS RESTRICTED STOCK AWARD AGREEMENT (this "Award Agreement") is dated as of __________________ (the "Award Date") by and between Fremont General Corporation, a Nevada corporation (the "Corporation"), and ________________ (the "Grantee").

                               W I T N E S S E T H

     WHEREAS, pursuant to the Fremont General Corporation 2006 Performance Incentive Plan (the "Plan"), the Corporation hereby grants to the Grantee, effective as of the date hereof, a restricted stock award (the "Award"), upon the terms and conditions set forth herein and in the Plan.

     NOW THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Plan.

     2. GRANT. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Grantee an Award with respect to an aggregate of [________] restricted shares of Common Stock of the Corporation (the "Restricted Stock").

     3. VESTING. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, [with respect to one-third of the total number of shares of Restricted Stock (subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.] Specific terms of release will be set by Administrator at the time of grant.

     4. CONTINUANCE OF EMPLOYMENT. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

     Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Grantee's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement or other agreemenet with the Corporation.

     5. DIVIDEND AND VOTING RIGHTS. After the Award Date, the Grantee shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 hereof.

     6. RESTRICTIONS ON TRANSFER. Prior to the time that they have become vested pursuant to Section 3 hereof or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation or (b) transfers by will or the laws of descent and distribution.

     7. STOCK CERTIFICATES.

          (a) Book Entry Form. The Corporation shall, in its discretion, issue the shares of Restricted Stock subject to the Award either (i) in certificate form as provided in Section 7(b) below or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

          (b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Corporation prior to vesting shall be immediately redelivered by the Grantee to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

"The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Fremont General Corporation. A copy of such Agreement is on file in the office of the Secretary of Fremont General Corporation."

          (c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof or Section 7 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 10 hereof, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form that have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock that have vested (or, in either case, such lesser number of shares as may be permitted pursuant to
Section 8.5 of the Plan). The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee's death or disability, as the case may be) shall deliver to the Corporation any written statements or agreements required pursuant to Section 8.1 of the Plan. The shares so delivered shall no longer be restricted shares hereunder.

          (d) Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Award Agreement, the Grantee shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Grantee's attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

     8. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICES. If the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Grantee's "Severance Date"), the Grantee's shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof or Section 7 of the Plan upon the Severance Date (regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily, or due to death or disability). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Grantee (or the Grantee's beneficiary or personal representative in the event of the Grantee's death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Grantee (or the Grantee's beneficiary or personal representative in the event of the Grantee's death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

     9. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any such adjustment is made under Section 7.1 of the Plan, or an event described in Section 7.3 of the Plan shall occur, and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the "RESTRICTED PROPERTY" and, for the purposes of this Award Agreement, "Restricted Stock" shall include "Restricted Property," unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

     10. TAX WITHHOLDING. The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock. Alternatively, the Participant or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation withhold and reacquire shares of Restricted Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

     11. NOTICES. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee's last address reflected on the Corporation's payroll records, or at such other address as either party may hereafter designate in writing to the other. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by or ceases to provide services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

     12. PLAN. The Award and all rights of the Grantee under this Award Agreement are subject to all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. In the event of a conflict or inconsistency between the terms and condition of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

     13. ENTIRE AGREEMENT. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Grantee's rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

     14. COUNTERPARTS. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     15. SECTION HEADINGS. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     16. GOVERNING LAW. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.


                                      FREMONT GENERAL CORPORATION,
                                      a Nevada corporation



                                      By:
                                         ---------------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Its:
                                          --------------------------------------


                                      PARTICIPANT / GRANTEE


                                      ------------------------------------------
                                      Signature




                                      ------------------------------------------
                                      Print Name

                                CONSENT OF SPOUSE

     In consideration of the execution of the foregoing Restricted Stock Award Agreement by Fremont General Corporation, I, _____________________________, the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:   _____________, ______


                                      ------------------------------------------
                                      Signature of Spouse



                                      ------------------------------------------
                                      Print Name

                                                                       EXHIBIT A


                                   STOCK POWER


     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Fremont General Corporation, a Nevada corporation (the "Corporation"), and the individual named below (the "Individual") dated as of ___________________, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual's name on the books of the Corporation and represented by stock certificate number(s) _____________________________ to which this instrument is attached, or in book entry form to which this instrument pertains, and hereby irrevocably constitutes and appoints Fremont General Corporation as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________


                                      ------------------------------------------
                                      Signature


                                      ------------------------------------------
                                      Print Name

(Instruction: Please do not fill in any blanks other than the signature line and printed name. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)